Exhibit 99

              Duke Energy to Maintain Dividend at Current Level;
                       Announces Fourth Quarter Charges

          *  Annual dividend of $1.10 per share supported by 2004 plan

          * Approximately $3.3 billion in pre-tax charges to be taken in 4th quarter 2003

          *  Smaller, more focused merchant and international businesses

          * Strengthened balance sheet through debt reduction of $3.5 billion to $4.0 billion in 2004

    CHARLOTTE, N.C., Jan. 7 /PRNewswire-FirstCall/ -- Duke Energy announced today it will continue to pay an annual dividend of $1.10 per share while reducing debt by $3.5 billion to $4.0 billion in 2004.
    The company also said it would take a non-cash, pre-tax charge of approximately $3.3 billion, which will be reported in fourth quarter 2003 earnings. The charge is primarily related to actions being taken to reduce exposure in its merchant energy and international businesses.
    Chairman and Chief Executive Officer Paul Anderson shared the decision to maintain the company's current dividend and to focus on more modest growth in a letter sent to shareholders today. Since assuming his position in November 2003, Anderson has taken a number of steps to strengthen the company's financial outlook and streamline its business and management structure.
    "Having considered our shareholder base, current capital structure, investment opportunities and future earnings potential, we have adopted an investment proposition of income with modest growth," Anderson said in the letter.
    "We feel that this approach will generate the greatest shareholder value over time and will provide attractive returns for long-term investors in Duke Energy securities. To demonstrate our commitment to this proposition, the management incentive plan has been designed to provide no payout at the most senior level if the company's earnings per share fall below the dividend objective of $1.10 a share," Anderson said. "Target earnings for the incentive plan have been set at $1.20 per share, which reflects a realistic base from which we can reestablish earnings momentum."
    Anderson said that in addition to supporting the $1.10 per share dividend, Duke Energy's cash flow in 2004 will fund $2.2 billion in capital expenditures, and, when coupled with divestitures, will allow it to reduce debt by $3.5 billion to $4.0 billion.
    Citing current market realities, Anderson announced steps that will reduce the company's exposure to merchant energy and international markets. They include decisions to: a) sell Duke Energy North America's (DENA) merchant plants in the Southeast United States; b) reduce DENA's interest in deferred plants; and c) wind down its trading and marketing joint venture with ExxonMobil. Additionally, the company will reduce its international exposure by completing its exit from the European market and divesting its Australian assets.
    These actions account for most of the approximately $3.3 billion in fourth quarter charges. Including these charges, Duke Energy expects to report a loss per share in the range of $1.45 to $1.50 for the full year 2003. Excluding the special items for 2003, the company expects ongoing earnings for the year to be between $1.20 and $1.25.
    Anderson said although DENA is expected to be a drag on earnings for the next year at a minimum, the company's franchised electric, gas transmission and distribution operations, gas gathering and processing business and other operations provide significant and dependable earnings and cash flows.
    Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, which supply, deliver and process energy for customers in North America and selected international markets. In 2004, Duke Energy celebrates a century of service with the 100th anniversary of its electric utility Duke Power. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.
    The full text of Anderson's letter sent to shareholders is available on the company's Web site. Anderson will discuss these strategic decisions during a conference call with analysts at 10 a.m. EST today. The conference call can be accessed via the Investor's Section of Duke Energy's Web site or by dialing 800/946-0783 in the United States or 719/457-2658 outside the United States. The confirmation code is 321720. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available by dialing 888/203-1112 with a confirmation code of 321720. The international replay number is 719/457-0820, confirmation code 321720. The replay will run through midnight on Jan. 16, 2004. A replay and transcript also will be available by accessing the Investor's Section of the company's Web site.
    The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: www.duke-energy.com/investors/financial/gaap. Duke Energy's management uses ongoing EPS as one of the measures to evaluate operations of the company. Management believes that presentation of this measure provides useful information to investors as it allows them to more accurately compare the company's ongoing performance across periods.

    This document includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Duke Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include legislative and regulatory developments; the outcomes of litigation and regulatory proceedings or inquiries; industrial, commercial and residential growth in our service territories; the weather and other natural phenomena; general economic conditions, including any potential effects arising from terrorist attacks, the situation in Iraq and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control; the results of financing efforts, including Duke Energy's ability to obtain financing on favorable terms; lack of improvement or further declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy's defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy's transactions; the amount of collateral required to be posted from time to time in Duke Energy's transactions; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding natural gas and electric markets and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the performance of electric generation, pipeline and natural gas processing facilities; the timing and success of efforts to develop domestic and international power, pipeline, gathering, processing and other infrastructure projects; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; and other factors discussed in Duke Energy's filings with the Securities and Exchange Commission.


    Duke Energy Corporation
    Special Items Reconciliation
    2003
    (dollars in millions except per share amounts)
                                            Pre-tax       Tax
                                            Amount       Effect   EPS Impact

    Ongoing EPS                                                $1.20 to $1.25

    Fourth quarter special items:
    DENA plant impairments and DETM
     charges                              ($2,800)     $1,039      (1.95)
    DENA redesignation of power contracts
     to mark-to-market                       (235)         90      (0.16)
    DEI charges and impairments              (280)         26      (0.28)
      subtotal - 4th quarter                                       (2.39)

    Prior 2003 special items:
    Net gain on asset sales                   170         (60)      0.12
    Tax benefit on 2002 goodwill
     impairment of International Energy
     European gas trading                       -         52        0.06

    Cumulative effect of accounting
     changes                                 (256)         94      (0.18)
    DENA goodwill writeoff                   (254)         90      (0.18)
    Severance associated with work force
     reductions                              (105)         37      (0.08)
    Settlement with the South Carolina
     Public Service Commission                (46)         18      (0.03)
    Settlement with the Commodities
     Futures Trading Commission               (17)          -      (0.02)
      subtotal - prior 2003                                        (0.31)

    Reported EPS                                            ($1.50) to ($1.45)


     MEDIA CONTACT:     Peter Sheffield
     Phone:             704/373-4503
     24-Hour:           704/382-8333

     INVESTOR CONTACT:   Greg Ebel
     Phone:              704/382-8118

SOURCE  Duke Energy
    -0-                             01/07/2004
    /CONTACT: Media - Peter Sheffield, +1-704-373-4503, 24-Hour - +1-704-382-8333, or Investors - Greg Ebel, +1-704-382-8118, both for Duke
Energy/
    /Company News On-Call: http://www.prnewswire.com/comp/257451.html / /Web site: http://www.duke-energy.com
                http://www.duke-energy.com/investors/financial/gaap /
    (DUK)

CO:  Duke Energy
ST:  North Carolina
IN:  OIL UTI
SU:  DIV